Exhibit 99.1

Mentor Graphics Reports Fiscal Third Quarter Results

WILSONVILLE, Ore.--(BUSINESS WIRE)--November 19, 2015--Mentor Graphics Corporation (NASDAQ: MENT) today announced financial results for the company’s fiscal third quarter ended October 31, 2015. The company reported revenues of $291 million, non-GAAP earnings per share of $0.28, and GAAP earnings per share of $0.12.

“Mentor achieved third-quarter guided results,” said Walden C. Rhines, chairman and CEO of Mentor Graphics. “Active evaluations of Mentor’s Veloce emulator increased in the third quarter, but the time required for completion of evaluations also increased. This, along with semiconductor industry consolidations, is having a negative impact on our business. However, demand for EDA software for system design, particularly in the transportation industry, remains robust. Embedded electronics in automotive and aerospace applications continues to show rapid growth.”

During the quarter Mentor Graphics acquired all remaining outstanding shares of its majority-owned subsidiary, Calypto Design Systems, Inc. Mentor also announced its new Tessent® ScanPro product, which achieves significant compression of test data volume and thereby reduces the cost and time required to test an integrated circuit. The company also introduced support for 25G, 50G and 100G Ethernet in the Veloce® VirtuaLAB environment, for emulation of leading-edge networking and other massive Ethernet-based designs.

Mentor announced two automotive offerings during the quarter. The Mentor Automotive Safety-Certifiable Digital Instrument Cluster solution displays safety-critical driver information simultaneously with rich 3D graphics on a single instrument cluster display. This enables compliance with safety standards without pushing up hardware or safety certification costs. The Mentor Automotive Connected OS™ software platform provides faster integration and connectivity with car network communication frameworks and consumer electronic devices.

“Semiconductor consolidation and delays in emulator decisions are now having an adverse impact on our ability to close business,” said Gregory K. Hinckley, president of Mentor Graphics. “Because we recognize revenue upfront on product sales, changes in market outlook and demand are reflected in real time in Mentor’s results. Nevertheless, with appropriate scaling of the business and continued attention to expenses, we expect to deliver FY16 non-GAAP operating margins consistent with our strategic objective.”

Outlook

For the fourth quarter of fiscal 2016, the company expects revenues of about $336 million, non-GAAP earnings per share of about $0.47 and GAAP earnings per share of approximately $0.32. For the full year fiscal 2016, the company expects revenues of about $1.18 billion, non-GAAP earnings per share of about $1.40, and GAAP earnings per share of approximately $0.63.

Dividend

The company announced a quarterly dividend of $0.055 per share. The dividend is payable on January 4, 2016 to shareholders of record at the close of business on December 15, 2015.

Fiscal Year Definition

Mentor Graphics Corporation’s fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Discussion of Non-GAAP Financial Measures

Mentor Graphics’ management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross profit, operating income, operating margin, net income, and earnings per share which we refer to as non-GAAP gross profit, operating income, operating margin, net income, and earnings per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, marketing and sales, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, special charges, equity plan-related compensation expenses, interest expense associated with the amortization of original issuance debt discount on convertible debt, the equity in earnings or losses of unconsolidated entities (except Frontline PCB Solutions Limited Partnership (Frontline)), and the impact on basic and diluted earnings per share of changes in the calculated redemption value of noncontrolling interests, which management does not consider reflective of our core operating business.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Identified intangible assets consist primarily of purchased technology, backlog, trade names, and customer relationships. Amortization charges for our intangible assets can vary in frequency and amount due to the timing and magnitude of acquisition transactions. We consider our operating results without these charges when evaluating our core performance due to the variability. Generally, the most significant impact to inter-period comparability of our net income is in the first twelve months following an acquisition.
  Special charges may include expenses related to employee severance, certain litigation costs, acquisitions, excess facility costs, and other asset related charges. Special charges are incurred based on particular facts and circumstances and can vary in size and frequency. Restructuring costs included in special charges include costs incurred for employee terminations, including severance and benefits, driven by modification of business strategy or business emphasis. Litigation costs classified as special charges consist of professional service fees related to patent litigation involving us, EVE S.A., and Synopsys, Inc. These costs are included in special charges because of their unusual nature due to the significance in variability of timing and amount. Special charges are not ordinarily included in our annual operating plan and related budget due to unpredictability, driven in part by rapidly changing technology and the competitive environment in our industry. We therefore exclude them when evaluating our managers’ performance internally.

  Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units, and purchases made as a result of our employee stock purchase plans. We do not consider equity plan-related compensation expense in evaluating our managers’ performance internally or our core operations in any given period.
  Interest expense attributable to amortization of the original issuance debt discount on convertible debt is excluded. Management does not consider this charge as a part of our core operating performance. We do not consider the amortization of the original issuance debt discount on convertible debt to be a direct cost of operations.
  Equity in earnings or losses of unconsolidated entities represents our equity in the net income (loss) of common stock investments accounted for under the equity method. The carrying amounts of our investments are adjusted for our share of earnings or losses of the investee. We report our equity in the earnings or losses of investments in other income (expense), net (with the exception of our investment in Frontline as discussed below). The amounts are excluded from our non-GAAP results as we do not control the results of operations for the investments and we do not participate in regular and periodic operating activities; therefore, management does not consider these investments as a part of our core operating performance.
  The Company maintains a 50% interest in Frontline, a joint venture. We report our equity in the earnings or losses of Frontline within operating income. Although we do not exert control, we actively participate in regular and periodic activities such as budgeting, business planning, marketing and direction of research and development projects. Accordingly, we do not exclude our share of Frontline’s earnings or losses from our non-GAAP results as management considers the joint venture to be core to our operating performance.

  Income tax expense is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, utilizing a normalized effective tax rate. The normalized non-GAAP effective tax rate of 19% considers our global tax posture, including the weighted average tax rates applicable in the various jurisdictions in which we operate; eliminates the effects of non-recurring and period specific items which are often attributable to acquisition decisions and can vary in size and frequency; and considers our U.S. tax loss carryforwards and tax credits that were not previously recorded as a benefit in our financial statements. Our non-GAAP effective tax rate is subject to change over time for various reasons, including changes in geographic business mix, statutory tax rates, foreign re-investment expectations, and availability of U.S. tax loss carryforwards and tax credits that were not previously recorded as a benefit. Our normalized effective non-GAAP tax rate increased from 17% for the year ended January 31, 2015 to 19% for the year ended January 31, 2016. The increase in the normalized non-GAAP effective tax rate reflects the reduced availability of U.S. tax loss carryforwards that were not previously recorded as a benefit in our financial statements. Our GAAP tax rate for the nine months ended October 31, 2015 is 22% after consideration of period specific items. Without period specific items of $(0.3) million, our GAAP tax rate is 23%. Our full fiscal year 2016 GAAP tax rate, inclusive of period specific items recognized through October 31, 2015, is projected to be 23%.
  Our agreement with the former owners of noncontrolling interests in one of our subsidiaries gave them a right to require us to purchase their interests for a price based on a formula defined in the agreement. Under GAAP, increases (or decreases to the extent they offset previous increases) in the calculated redemption value of the noncontrolling interests are recorded directly to retained earnings and therefore do not affect net income. However, as required by GAAP, these amounts are applied to increase or decrease the numerator in the calculation of basic and diluted earnings per share. In September 2015 we acquired the remaining noncontrolling interest in the subsidiary. The amount for the three and nine months ended October 31, 2015 reflects the final adjustment of redemption value to the actual price we paid. Management does not consider fluctuations in the calculated redemption value of noncontrolling interests to be relevant to our core operating performance.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options, restricted stock units, employee stock purchase plan shares, and convertible debt in a loss situation.

Non-GAAP gross profit, operating income, operating margin, net income, and earnings per share are supplemental measures of our performance that are not presented in accordance with GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross profit, operating income, operating margin, net income, and earnings per share because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income are:

  Amortization of intangible assets represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly evaluate our business to determine whether any operations should be eliminated or curtailed. Additionally, as part of our ongoing business, we engage in acquisition and assimilation activities and patent litigation. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  Our stock incentive and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.
  Our income tax expense will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the rate assumed in our non-GAAP presentation. In addition, if we have a GAAP loss and non-GAAP net income, our non-GAAP results will not reflect any projected GAAP tax benefits.
  Other companies, including other companies in our industry, calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues in the last fiscal year in excess of $1.24 billion. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, Mentor, Veloce and Tessent are registered trademarks and Connected OS is a trademark of Mentor Graphics Corporation. All other company and/or product names are the trademarks and/or registered trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) continued economic weakness in the European Union, China, Japan or other countries, and the potential adverse impact of such weakness on the semiconductor and electronics industries; (ii) the company’s ability to successfully update existing products and offer new products and services that compete in the highly competitive EDA industry, including the risk of obsolescence for our hardware products; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) effects of the volatility of foreign currency fluctuations on the company’s business and operating results; (v) effects of customer mergers or divestitures, customer seasonal purchasing patterns and the timing of significant orders which may negatively or positively impact the company’s quarterly results of operations; (vi) changes in accounting or reporting rules or interpretations, including new rules affecting revenue recognition; (vii) the impact of audits by taxing authorities, or changes in applicable tax laws, regulations or enforcement practices; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) litigation; all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Revenues:
System and software	$168,699	$178,115	$486,831	$475,824
Service and support	121,817	114,568	356,890	329,243
Total revenues	290,516	292,683	843,721	805,067
Cost of revenues: (1)
System and software	9,759	11,821	36,432	54,977
Service and support	35,286	33,670	100,275	93,684
Amortization of purchased technology	1,844	2,050	5,496	5,252
Total cost of revenues	46,889	47,541	142,203	153,913
Gross profit	243,627	245,142	701,518	651,154
Operating expenses:
Research and development (2)	99,669	96,269	278,237	268,262
Marketing and selling (3)	93,165	89,875	262,857	256,814
General and administration (4)	19,665	19,851	56,298	57,006
Equity in earnings of Frontline (5)	(1,755)	(1,184)	(3,976)	(4,625)
Amortization of intangible assets (6)	2,364	2,233	6,817	6,009
Special charges (7)	4,831	8,375	43,994	19,409
Total operating expenses	217,939	215,419	644,227	602,875
Operating income:	25,688	29,723	57,291	48,279
Other income (expense), net (8)	320	(381)	849	(743)
Interest expense (9)	(4,915)	(4,934)	(14,381)	(14,326)
Income before income tax	21,093	24,408	43,759	33,210
Income tax expense (10)	7,204	3,849	9,763	1,907
Net income	13,889	20,559	33,996	31,303
Less: Loss attributable to noncontrolling interest (11)	(790)	(471)	(2,010)	(1,348)
Net income attributable to Mentor Graphics
shareholders	$14,679	$21,030	$36,006	$32,651
Net income per share attributable to Mentor Graphics
shareholders:
Basic[a]	$0.13	$0.18	$0.31	$0.30
Diluted[a,b]	$0.12	$0.18	$0.30	$0.29
Weighted average number of shares outstanding:
Basic	117,759	114,405	116,787	114,399
Diluted	120,141	116,715	121,963	116,928

	[a]We have increased (decreased) the numerator of our basic and diluted earnings per share calculation for the adjustment of the noncontrolling interest with redemption feature to its calculated redemption value, recorded directly to retained earnings, as follows:

	$133	$(267)	$258	$1,295

	[b]We have increased the numerator of our diluted earnings per share calculation by $519 for the nine months ended October 31, 2015 for the dilutive effect of our convertible debt. Corresponding dilutive shares of 2,565 are included in the diluted weighted average number of shares outstanding for the same period.

Refer to following page for a description of footnotes.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
(1) Cost of revenues:
Equity plan-related compensation	$665	$608	$1,981	$1,687
Amortization of purchased technology	1,844	2,050	5,496	5,252
	$2,509	$2,658	$7,477	$6,939

(2) Research and development:
Equity plan-related compensation	$4,095	$3,651	$12,213	$10,203

(3) Marketing and selling:
Equity plan-related compensation	$2,468	$2,371	$7,314	$6,692

(4) General and administration:
Equity plan-related compensation	$2,797	$2,472	$9,381	$7,809

(5) Equity in earnings of Frontline:
Amortization of other identified intangible assets	$-	$-	$-	$116

(6) Amortization of intangible assets:
Amortization of other identified intangible assets	$2,364	$2,233	$6,817	$6,009

(7) Special charges:
Rebalance, restructuring, certain litigation, and other costs	$4,831	$8,375	$43,994	$19,409

(8) Other income (expense), net:
Net loss of unconsolidated entities	$72	$78	$33	$146

(9) Interest expense:
Amortization of original issuance debt discount	$1,663	$1,548	$4,900	$4,563

(10) Income tax expense:
Non-GAAP income tax effects	$(756)	$(4,276)	$(16,056)	$(14,259)

(11) Loss attributable to noncontrolling interest:
Amortization of intangible assets, equity-plan related compensation, and income tax effects	$(238)	$(218)	$(638)	$(622)

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
GAAP net income attributable to Mentor Graphics shareholders	$14,679	$21,030	$36,006	$32,651
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	665	608	1,981	1,687
Research and development	4,095	3,651	12,213	10,203
Marketing and selling	2,468	2,371	7,314	6,692
General and administration	2,797	2,472	9,381	7,809
Acquisition - related items:
Amortization of purchased assets
Cost of revenues (2)	1,844	2,050	5,496	5,252
Amortization of intangible assets (3)	2,364	2,233	6,817	6,125
Special charges (4)	4,831	8,375	43,994	19,409
Other income (expense), net (5)	72	78	33	146
Interest expense (6)	1,663	1,548	4,900	4,563
Non-GAAP income tax effects (7)	(756)	(4,276)	(16,056)	(14,259)
Noncontrolling interest (8)	(238)	(218)	(638)	(622)
Total of non-GAAP adjustments	19,805	18,892	75,435	47,005
Non-GAAP net income attributable to Mentor Graphics shareholders	$34,484	$39,922	$111,441	$79,656

GAAP weighted average shares (diluted)	120,141	116,715	121,963	116,928
Non-GAAP adjustment	2,695	-	-	-
Non-GAAP weighted average shares (diluted)	122,836	116,715	121,963	116,928

Net income per share attributable to Mentor Graphics shareholders:
GAAP (diluted)	$0.12	$0.18	$0.30	$0.29
Noncontrolling interest adjustment (9)	-	-	-	(0.01)
Non-GAAP adjustments detailed above	0.16	0.16	0.62	0.40
Non-GAAP (diluted) (10)	$0.28	$0.34	$0.92	$0.68

(1)	Equity plan-related compensation expense is the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(2)	Amount represents amortization of purchased technology resulting from acquisitions. Purchased technology is generally amortized over two to five years.
(3)	Other identified intangible assets are generally amortized to operating expense over two to five years. Other identified intangible assets include trade names, customer relationships, and backlog resulting from acquisition transactions. The amount presented for the nine months ended October 31, 2014 also includes $116 of amortization of other identified intangible assets for Frontline, which were fully amortized in the first quarter of fiscal 2015.
(4)	Three months ended October 31, 2015: Special charges consist of (i) $3,485 of costs incurred for employee rebalances which include severance benefits and notice pay, (ii) $1,122 for EVE litigation costs, (iii) $(203) for severance costs incurred for the voluntary early retirement program, and (iv) $427 in other adjustments.
Three months ended October 31, 2014: Special charges consist of (i) $7,004 for EVE litigation costs, (ii) $1,377 of costs incurred for employee rebalances which include severance benefits and notice pay, and (iii) $(6) in other adjustments.
Nine months ended October 31, 2015: Special charges consist of (i) $25,232 for severance costs incurred for the voluntary early retirement program, (ii) $14,188 of costs incurred for employee rebalances which include severance benefits and notice pay, (iii) $3,641 for EVE litigation costs, and (iv) $933 in other adjustments.
Nine months ended October 31, 2014: Special charges consist of (i) $15,193 for EVE litigation costs, (ii) $3,077 of costs incurred for employee rebalances which include severance benefits and notice pay, and (iii) $1,139 in other adjustments.
(5)	Amount represents loss on an investment accounted for under the equity method of accounting.
(6)	Amount represents the amortization of original issuance debt discount.
(7)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 19% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income for the three and nine months ended October 31, 2015 and a 17% tax rate for the three and nine months ended October 31, 2014.
(8)	Adjustment for the impact of amortization of intangible assets, equity plan-related compensation, and income tax expense on noncontrolling interest.
(9)	Non-GAAP EPS excludes from the numerator of our earnings per share calculation the adjustment of the noncontrolling interest to the calculated redemption value, recorded directly to retained earnings.
(10)	We have increased the numerator of our diluted earnings per share calculation by $519 for the three and nine months ended October 31, 2015 for the dilutive effect of our convertible debt. Corresponding dilutive shares of 2,695 for the three months ended October 31, 2015 are presented in the reconciliation above. Corresponding dilutive shares of 2,565 for the nine months ended October 31, 2015 are already included in the GAAP diluted weighted average number of shares outstanding.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
GAAP gross profit	$243,627	$245,142	$701,518	$651,154
Reconciling items to non-GAAP gross profit:
Equity plan-related compensation	665	608	1,981	1,687
Amortization of purchased technology	1,844	2,050	5,496	5,252
Non-GAAP gross profit	$246,136	$247,800	$708,995	$658,093

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
GAAP gross profit as a percent of total revenues	83.9%	83.8%	83.1%	80.9%
Non-GAAP adjustments detailed above	0.8%	0.9%	0.9%	0.8%
Non-GAAP gross profit as a percent of total revenues	84.7%	84.7%	84.0%	81.7%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
GAAP operating expenses	$217,939	$215,419	$644,227	$602,875
Reconciling items to non-GAAP operating expenses:
Equity plan-related compensation	(9,360)	(8,494)	(28,908)	(24,704)
Amortization of other identified intangible assets	(2,364)	(2,233)	(6,817)	(6,125)
Special charges	(4,831)	(8,375)	(43,994)	(19,409)
Non-GAAP operating expenses	$201,384	$196,317	$564,508	$552,637

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
GAAP operating income	$25,688	$29,723	$57,291	$48,279
Reconciling items to non-GAAP operating income:
Equity plan-related compensation	10,025	9,102	30,889	26,391
Amortization of purchased technology	1,844	2,050	5,496	5,252
Amortization of other identified intangible assets	2,364	2,233	6,817	6,125
Special charges	4,831	8,375	43,994	19,409
Non-GAAP operating income	$44,752	$51,483	$144,487	$105,456

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
GAAP operating income as a percent of total revenues	8.8%	10.2%	6.8%	6.0%
Non-GAAP adjustments detailed above	6.6%	7.4%	10.3%	7.1%
Non-GAAP operating income as a percent of total revenues	15.4%	17.6%	17.1%	13.1%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
GAAP other income (expense), net and interest expense	$(4,595)	$(5,315)	$(13,532)	$(15,069)
Reconciling items to non-GAAP other income (expense), net and interest expense:

Equity in losses of unconsolidated entities	72	78	33	146
Amortization of original issuance debt discount	1,663	1,548	4,900	4,563
Non-GAAP other income (expense), net and interest expense	$(2,860)	$(3,689)	$(8,599)	$(10,360)

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	January 31,
	2015	2015

Assets
Current assets:
Cash and cash equivalents	$279,001	$230,281
Trade accounts receivable, net	113,243	208,996
Term receivables, short-term	334,517	337,626
Prepaid expenses and other	66,761	65,853
Deferred income taxes	24,345	23,490

Total current assets	817,867	866,246
Property, plant, and equipment, net	172,724	170,737
Term receivables, long-term	283,756	301,862
Goodwill and intangible assets, net	648,568	645,506
Other assets	68,221	64,671

Total assets	$1,991,136	$2,049,022

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$1,386	$7,228
Notes payable, current portion	235,300	-
Accounts payable	9,744	12,687
Income taxes payable	6,041	5,994
Accrued payroll and related liabilities	69,615	108,553
Accrued and other liabilities	40,455	47,728
Deferred revenue	212,021	259,340

Total current liabilities	574,562	441,530
Long-term notes payable	5,188	230,400
Deferred revenue, long-term	18,149	21,251
Other long-term liabilities	69,518	69,615
Total liabilities	667,417	762,796

Convertible notes	17,700	-
Noncontrolling interest with redemption feature	-	13,372

Stockholders' equity:
Common stock	854,665	832,612
Retained earnings	468,902	451,901
Accumulated other comprehensive loss	(17,825)	(11,887)
Noncontrolling interest	277	228
Total stockholders' equity	1,306,019	1,272,854

Total liabilities and stockholders' equity	$1,991,136	$2,049,022

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Operating activities
Net income	$13,889	$20,559	$33,996	$31,303
Depreciation and amortization	15,765	15,015	45,925	43,264
Other adjustments to reconcile:
Operating cash	6,609	10,729	27,976	28,549
Changes in working capital	(11,224)	(27,787)	11,949	(46,038)

Net cash provided by operating activities	25,039	18,516	119,846	57,078

Investing activities
Net cash used in investing activities	(15,801)	(11,257)	(37,969)	(96,348)

Financing activities
Net cash used in financing activities	(25,568)	(7,451)	(32,150)	(80,187)

Effect of exchange rate changes on cash and cash equivalents	(116)	(1,561)	(1,007)	(1,257)

Net change in cash and cash equivalents	(16,446)	(1,753)	48,720	(120,714)
Cash and cash equivalents at beginning of period	295,447	174,361	230,281	293,322

Cash and cash equivalents at end of period	$279,001	$172,608	$279,001	$172,608

Other data:
Capital expenditures, net	$11,301	$8,557	$26,269	$21,872
Days sales outstanding	139	129

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of estimated non-GAAP net income per share for Q4'16 and fiscal year 2016.

	Estimated	Estimated
	Q4'16	FY'16
Diluted GAAP net income per share	$0.32	$0.63
Non-GAAP adjustments:
Amortization of purchased technology (1)	0.01	0.06
Amortization of other identified intangible assets (2)	0.01	0.07
Equity plan-related compensation (3)	0.11	0.36
Special charges (4)	-	0.37
Other income (expense), net and interest expense (5)	0.01	0.06
Non-GAAP income tax effects (6)	0.01	(0.14)
Noncontrolling interest (7)	-	(0.01)

Diluted non-GAAP net income per share	$0.47	$1.40

(1)		Excludes amortization of purchased technology resulting from acquisitions. Purchased technology is generally amortized over two to five years.
(2)		Excludes amortization of other identified intangible assets including trade names, customer relationships, and backlog resulting from acquisition transactions. Other identified intangible assets are generally amortized over two to five years.
(3)		Excludes equity plan-related compensation expense for the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(4)		Excludes special charges consisting primarily of costs incurred for the voluntary early retirement program, employee rebalances, which includes severance benefits and notice pay, and certain litigation costs. Full year adjustment represents the impact of actual special charges for the nine months ended October 31, 2015 as we do not provide guidance for special charges.
(5)		Excludes amortization of original issuance debt discount, and income (loss) from an investment accounted for under the equity method of accounting.
(6)		Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 19% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(7)		Adjustment for the impact of amortization of intangible assets, equity plan-related compensation, and income tax expense on noncontrolling interest.

MENTOR GRAPHICS CORPORATION
UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
(Rounded to nearest 5%)

	2016				2015					2014
Product Category Bookings (a)	Q1	Q2	Q3	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	30%	40%	40%	40%	20%	25%	45%	55%	45%	60%	35%	40%	30%	40%
SCALABLE VERIFICATION	25%	30%	15%	25%	25%	25%	20%	20%	20%	15%	45%	25%	30%	30%
INTEGRATED SYSTEMS DESIGN	15%	15%	20%	15%	30%	25%	15%	10%	15%	10%	10%	20%	30%	20%
NEW & EMERGING MARKETS	10%	5%	10%	5%	10%	15%	10%	5%	10%	5%	5%	5%	5%	5%
SERVICES / OTHER	20%	10%	15%	15%	15%	10%	10%	10%	10%	10%	5%	10%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2016				2015					2014
Product Category Revenue (b)	Q1	Q2	Q3	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	35%	40%	40%	40%	25%	30%	35%	55%	40%	35%	50%	35%	35%	40%
SCALABLE VERIFICATION	30%	25%	25%	25%	35%	25%	20%	20%	25%	20%	20%	25%	30%	25%
INTEGRATED SYSTEMS DESIGN	20%	20%	20%	20%	25%	25%	25%	15%	20%	30%	20%	25%	25%	20%
NEW & EMERGING MARKETS	5%	5%	5%	5%	5%	10%	10%	5%	5%	5%	5%	5%	5%	5%
SERVICES / OTHER	10%	10%	10%	10%	10%	10%	10%	5%	10%	10%	5%	10%	5%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2016				2015					2014
Bookings by Geography	Q1	Q2	Q3	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	35%	35%	45%	40%	50%	40%	50%	40%	45%	35%	55%	60%	40%	50%
Europe	25%	30%	20%	25%	15%	25%	15%	15%	15%	10%	15%	15%	30%	20%
Japan	15%	5%	10%	10%	15%	5%	10%	5%	5%	10%	5%	5%	10%	5%
Pac Rim	25%	30%	25%	25%	20%	30%	25%	40%	35%	45%	25%	20%	20%	25%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2016				2015					2014
Revenue by Geography	Q1	Q2	Q3	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	50%	40%	40%	45%	50%	45%	50%	40%	45%	45%	40%	50%	45%	45%
Europe	15%	25%	25%	20%	25%	20%	20%	15%	20%	20%	20%	20%	20%	20%
Japan	10%	5%	10%	10%	10%	10%	10%	5%	5%	10%	5%	10%	15%	10%
Pac Rim	25%	30%	25%	25%	15%	25%	20%	40%	30%	25%	35%	20%	20%	25%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2016				2015					2014
Bookings by Business Model (c)	Q1	Q2	Q3	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	20%	15%	15%	15%	35%	20%	15%	10%	15%	15%	50%	20%	10%	25%
Term Ratable	10%	10%	10%	10%	20%	10%	5%	5%	10%	10%	5%	5%	5%	5%
Term Up Front	70%	75%	75%	75%	45%	70%	80%	85%	75%	75%	45%	75%	85%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2016				2015					2014
Revenue by Business Model (c)	Q1	Q2	Q3	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	15%	15%	10%	15%	35%	30%	15%	10%	20%	20%	25%	20%	20%	20%
Term Ratable	10%	10%	10%	10%	10%	10%	10%	5%	5%	10%	10%	5%	5%	10%
Term Up Front	75%	75%	80%	75%	55%	60%	75%	85%	75%	70%	65%	75%	75%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Category Bookings excludes support bookings for all sub-flow categories.
(b) Product Category Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only (excludes finance fee).

CONTACT:
Mentor Graphics Corporation
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com